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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Applix, Inc. on Form S-8 (File Nos. 33-89382, 33-87882, 33-87776, 333-2340,
333-06303, 333-16963 and 333-20853) of our report dated January 30, 1998, on our audits of the consolidated financial statements of Applix, Inc. as of December 31, 1997 and 1996, and for each of the years in the three year period ending December 31, 1997, which report is included in this Annual Report on Form 10-K.


                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 30, 1998